Exhibit 99 B

FIRST AMENDMENT, dated as of August 5, 2002 (this “Amendment”), to the Securities Purchase Agreement, dated as of June 16, 2002 (the “Purchase Agreement”), by and among Proxim Corporation, a Delaware corporation (the “Company”), and the Purchasers named therein (each a “Purchaser” and collectively, the “Purchasers”). Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Purchase Agreement.

WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to sell to the Purchasers, and each Purchaser has severally agreed to purchase from the Company, the Shares, Notes and Warrants set forth opposite their respective names on Exhibit A to the Purchase Agreement; and

WHEREAS, the Company and the Purchasers desire to modify the Purchase Agreement in accordance with the provisions of Section 9.12 thereof.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments to the Purchase Agreement.

(a) Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A hereto.

Section 2. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3. Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

Section 4. Counterparts. This Amendment may be signed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Section 5. Effect of Amendment. Except as expressly amended by this Amendment, the Purchase Agreement shall remain in full force and effect as the same was in effect immediately prior to the effectiveness of this Amendment. All references in the Purchase Agreement to “this Agreement” shall be deemed to refer to the Purchase Agreement as amended by this Amendment. In addition, all references in the Purchase Agreement to “Purchaser” or “Purchasers” shall be deemed to refer to the Purchasers set forth in Exhibit A hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

PROXIM Corporation

By:	/s/ David King
Name:
Title:

PURCHASERS:

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

By:	WARBURG, PINCUS & CO.,
its General Partner

By:	/s/ Larry Bettino
Name:
Title:

BROADVIEW CAPITAL PARTNERS L.P.

By:	Broadview Capital Partners Management LLC
its General Partner

By:	/s/ Steven Brooks
Name: Steven D. Brooks
Title: Managing Director

BROADVIEW CAPITAL PARTNERS QUALIFIED PURCHASER FUND L.P.

By:	Broadview Capital Partners Management LLC
its General Partner

By:	/s/ Steven Brooks
Name: Steven D. Brooks
Title: Managing Director

BROADVIEW CAPITAL PARTNERS AFFILIATES FUND LLC

By:	Broadview Capital LLC
its Manager

By:	/s/ Steven Brooks
Name: Steven D. Brooks
Title: Managing Director

Exhibit A

Purchaser Name and Address	No. of Shares of Series A Convertible Preferred Stock to be Purchased	Principal Amount of Notes to be Purchased	Initial Closing Warrant Coverage	Second Closing Warrant Coverage	Purchase Price Payable at the Initial Closing
Warburg Pincus Private Equity VIII, L.P. 466 Lexington Avenue New York, NY 10017 Attention: Larry Bettino Fax No. 212-878-9361 with a copy to: Willkie Farr & Gallagher 787 Seventh Avenue New York, NY 10019 Attn: Steven J. Gartner Jeffrey R. Poss Facsimile: (212) 728-8111	1,421,334	$29,466,650.00	5,813,890	4,821,275	$65,000,000.00
Broadview Capital Partners L.P.	26,458	$548,550.00	108,225	89,753	$1,210,000.00
Broadview Capital Partners Qualified Purchaser Fund L.P	191,486	$3,969,850.00	783,264	649,539	$8,757,000.00
Broadview CapitalPartners Affiliates Fund LLC	722	$14,950.00	2,953	2,446	$33,000.00
TOTAL	1,640,000	$34,000,000.00	6,708,335	5,563,010	$75,000,000.00